EXHIBIT 4.1

Hydro-Québec

US$1,000,000,000 2.000% Global Notes Series JO due June 30, 2016

Guaranteed irrevocably and unconditionally by Québec

FISCAL AGENCY AGREEMENT

FISCAL AGENCY AGREEMENT

THIS AGREEMENT dated as of June 30, 2011.

A M O N G:

HYDRO-QUÉBEC, a body corporate duly incorporated and validly existing under the Hydro-Québec Act, as issuer,

(“Hydro-Québec”)

- and -

QUÉBEC, as guarantor

(the “Guarantor”)

- and -

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as fiscal agent, registrar, transfer agent and principal paying agent,

(the “Fiscal Agent”)

- and -

DEUTSCHE BANK AG, LONDON BRANCH, as London paying agent and London transfer agent

(the “London Agent”)

WHEREAS pursuant to a terms agreement (the “Terms Agreement”), dated as of June 23, 2011, between Hydro-Québec, the Guarantor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., National Bank Financial Inc., and RBC Capital Markets LLC, as Representatives of the several Underwriters named therein, which incorporates by reference all of the provisions of the Underwriting Agreement Standard Provisions for Hydro-Québec’s Debt Securities Guaranteed Irrevocably and Unconditionally as to Principal, Premium and Interest by Québec, dated June 23, 2011, as amended or supplemented from time to time, Hydro-Québec has agreed to create, issue and sell $1,000,000,000 in lawful money of the United States of America (“U.S. dollars” or “US$” or “$”) aggregate principal amount of 2.000% Global Notes Series JO due June 30, 2016 (herein collectively called the “Notes”, or individually, a “Note”), guaranteed irrevocably and unconditionally by the Guarantor as to payments of principal and interest and Additional Amounts, if any (the “Guarantee”);

WHEREAS the sale of the Notes pursuant to the Terms Agreement has taken place as described in a Prospectus Supplement dated June 23, 2011 which contains a description of the Notes and the clearing and settlement procedures related thereto;

WHEREAS the Notes are issuable in the form of one or more fully registered global certificates (the “Global Notes”) and the Global Notes are to be registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York (“DTC”), and held by the Fiscal Agent, as custodian for DTC (the “Custodian”);

WHEREAS as long as DTC or its nominee is the registered holder of the Global Notes it shall be considered the absolute owner of the Notes for all purposes notwithstanding any notice to the contrary, and none of Hydro-Québec, the Guarantor or the Fiscal Agent will have any responsibility or liability for any aspect of the records of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme (collectively, the “Clearing Systems”) relating to or payments made by any of the Clearing Systems on account of beneficial interests in the Global Notes;

WHEREAS investors may hold interests in the Global Notes directly through any of the Clearing Systems if they are participants of such systems, or indirectly through organizations which are participants in such systems;

WHEREAS all Notes are recorded in a register held by the Fiscal Agent (the “Register”), and are registered in the name of Cede & Co., for the benefit of owners of beneficial interests in the Notes through the Clearing Systems; and

WHEREAS owners of beneficial interests in Notes are not, except in limited circumstances, entitled to receive Certificated Notes (as hereinafter defined).

NOW THEREFORE it is hereby agreed as follows:

1.	Definitions

Terms and expressions defined in the “Terms and Conditions” of the Notes contained in the form of Global Notes set forth in Schedule A (the “Terms and Conditions”) shall have the same meaning when used in this Agreement unless otherwise defined herein or unless the context otherwise requires. “Note holders” or “holders of Notes” or “holders” or “registered holders” refers to persons entered in the Register as registered holders of Notes.

2.	Appointment

Hydro-Québec hereby appoints the Fiscal Agent as its registrar, fiscal agent, transfer agent and principal paying agent in respect of the Notes upon and subject to the terms and conditions contained herein and in the Terms and Conditions of the Notes and the Fiscal Agent hereby accepts such appointments. The Fiscal Agent shall have the powers and authority granted to and conferred upon it hereby and in the Notes and such further powers and authority to act on behalf of Hydro-Québec as Hydro-Québec may hereafter grant to or confer upon it with the written concurrence of the Fiscal Agent.

3.	Issue of the Notes

(1)

The Notes shall be issued in the form of one or more Global Notes registered in the name of Cede & Co., as nominee of DTC, and shall be executed by Hydro-Québec substantially in the form attached as Schedule A with such changes as may be agreed among Hydro-Québec, the Guarantor and the Fiscal Agent. The Guarantee of the Guarantor shall be endorsed on the Global Notes. The aggregate principal amount of Notes to be issued and outstanding at any time whether in the form of the Global Notes or Certificated Notes issued in accordance with Section 5, shall not exceed $1,000,000,000, except to the extent further Notes are issued in accordance with Section 19. Forthwith after such execution, the Global Notes shall be delivered to the Fiscal Agent and shall be authenticated by the Fiscal Agent upon the written order of Hydro-Québec (or by such other person as the Fiscal Agent may appoint for such purpose with the consent of Hydro-Québec), and shall be held by the Fiscal Agent as Custodian.

(2)

Owners of beneficial interests in the Global Notes will not, except in the limited circumstances described in Section 5, be entitled to receive certificates representing Notes (the “Certificated Notes”) or to have Notes registered in their names, nor will they be considered owners or holders of Notes under this Agreement. The Certificated Notes which may be issued in such limited circumstances will be in fully registered form and substantially in the form of the Global Notes, with the appropriate adjustments and changes (and including the use of a summary of the Terms and Conditions of the Notes), consistent with the provisions of this Agreement, as may be agreed upon by Hydro-Québec, the Guarantor and the Fiscal Agent. The Guarantee of the Guarantor shall be endorsed on the Certificated Notes.

(3)

The Global Notes shall be issued and delivered only to or to the order of Cede & Co., as nominee for DTC, or its successor appointed by Hydro-Québec in accordance with Subsection 5(1). The Global Notes shall be in the principal amount from time to time endorsed thereon.

(4)

So long as Cede & Co., as nominee of DTC, with respect to the Global Notes, is the registered owner of the Global Notes, and subject to applicable law, DTC, or its nominee, as the case may be, will be deemed to be, and will be treated as, the absolute owner of the Notes represented by the Global Notes for all purposes, notwithstanding any notice to the contrary. None of Hydro-Québec, the Guarantor or the Fiscal Agent will have any responsibility or liability for any aspect of the records of the Clearing Systems relating to or payments made by the Clearing Systems on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records of the Clearing Systems relating to such beneficial ownership interests.

(5)

The Global Notes and the Certificated Notes shall be signed (either manually or by facsimile signature) by two authorized representatives of Hydro-Québec, and shall be authenticated by the Fiscal Agent upon the written authorization of Hydro-Québec (or by such other person as the Fiscal Agent may appoint for such purpose with the consent of Hydro-Québec). The Guarantee shall be endorsed on the Global Notes and on the Certificated Notes and shall be signed (either manually or by facsimile signature) by the Minister of Finance or any other authorized representative of the Guarantor authorized to conclude and to sign on behalf of the Minister of Finance, any borrowings or any documents related thereto.

4.	The Register and Transfers

(1)

The Fiscal Agent, as registrar and transfer agent of Hydro-Québec, shall be responsible for (i) maintaining a record of the aggregate holdings of the Global Notes of Cede & Co. in the Register; (ii) ensuring that payments of principal and interest in respect of the Notes received by the Fiscal Agent from Hydro-Québec are duly credited to Cede & Co.; (iii) transmitting to Hydro-Québec any notices from holders of Notes; and (iv) maintaining at its principal office in The City of New York, New York (the “New York Office”) a register for the following: (a) registering transfers between holders of Notes, (b) registering and maintaining a record of any further issues of Notes pursuant to Section 19 and any subsequent transfers thereof.

(2)

In the event Certificated Notes are issued in exchange for the Global Notes under the limited circumstances described in Section 5, the Fiscal Agent shall (a) register and maintain a record of holders of Certificated Notes and (b) register transfers of Notes among holders of Certificated Notes in accordance with such procedures as the Fiscal Agent shall deem reasonable upon consultation with Hydro-Québec.

(3)

The Fiscal Agent shall not be required to inquire into, or take any action in respect of transfers of beneficial ownership interests in the Global Notes (i) within each Clearing System, or (ii) between Clearing Systems’ participants.

(4)	The Fiscal Agent will not impose any fees in respect of the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes as set out in Section 5.

(5)

The Register shall at all reasonable times be open for inspection by Hydro-Québec and any agent of Hydro-Québec. In the event of any discrepancy between the principal amount of the Global Notes and the aggregate principal amount of Notes held by Cede & Co., as shown on the Register, the aggregate principal amount of Notes as shown on the Register shall prevail.

(6)

Neither Hydro-Québec nor the Fiscal Agent shall be required (i) to register the transfer or exchange of any Notes on any Interest Payment Date or during a period commencing at the close of business of the New York Office of the Fiscal Agent on the 14th calendar day immediately preceding any such date and ending on such date; or (ii) to register the transfer or exchange of any Notes during the period commencing at the close of business of the New York Office of the Fiscal Agent on the record date of any notice by Hydro-Québec of any Notes to be redeemed or purchased through the date the notice of redemption or purchase is given; or (iii) to register the transfer or exchange of any Notes called for redemption unless upon due presentation thereof such Notes called for redemption shall not be redeemed.

(7)

Subject to applicable law, Hydro-Québec, the Fiscal Agent or any other agents of Hydro-Québec or the Fiscal Agent shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Notes and may register the transfer of all or part of the Notes on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

5.	Replacement, Exchange and Transfer of Notes

(1)

Hydro-Québec will issue or cause to be issued Certificated Notes upon registration of transfer of, or in exchange for, Notes represented by the Global Notes if DTC i) notifies Hydro-Québec that it is unwilling or unable to continue as depositary in connection with the Global Notes; or) ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when it is required to be and a successor depository is not appointed by Hydro-Québec within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or ii) acting on direct or indirect instructions of a one or more holders of a Global Note or any beneficial owner of an interest in a Global Note, requests in writing from Hydro-Québec the exchange, in whole or in part, of such Global Note for Certificated Notes, but only after an event of default entitling the holders to give Hydro-Québec written notice that such holders elect to declare the principal amount of the Notes held by them and represented by such Global Note to be due and payable has occurred and is continuing; provided that if DTC is unwilling or does not promptly make such request to Hydro-Québec, then any beneficial owner of an interest in such Global Note shall be entitled to make such request with respect to such interest.

(2)

Hydro-Québec may also at any time and in its sole discretion notify the Fiscal Agent that all of the Notes held in the form of the Global Notes are to be exchanged for Certificated Notes and, in such event, Hydro-Québec will issue or cause to be issued Certificated Notes upon registration of transfer of or in exchange for, such Global Notes.

(3)

In respect of any such issuance of Certificated Notes, pursuant to Subsections 5(1) or 5(2) above, (i) Hydro-Québec shall promptly provide the Fiscal Agent with a sufficient number of Certificated Notes in blank form to proceed with such issuance, (ii) DTC shall cause any such Global Notes to be delivered to the Fiscal Agent and provide the Fiscal Agent with the necessary registration information for such Certificated Notes, (iii) the Fiscal Agent shall authenticate and deliver such Certificated Notes in an aggregate principal amount equal to the principal amount of any such Global Notes to be exchanged for such Certificated Notes, (iv) the Fiscal Agent shall cancel any such Global Notes and in the case of a partial exchange, issue and deliver to or to the order of DTC new Global Notes equal to the unexchanged portion of any such Global Notes partially exchanged for Certificated Notes and (v) the Fiscal Agent shall reduce accordingly the holdings of the Global Notes on the Register. Such Certificated Notes shall be delivered as directed by the persons in whose names such Certificated Notes are to be registered. All Notes represented by Certificated Notes issued upon any such issuance in exchange for the Notes represented by the Global Notes, shall have the Guarantee of the Guarantor endorsed thereon (which Guarantee shall be a valid obligation of the Guarantor), shall be a valid obligation of Hydro-Québec, shall be entitled to the same benefits under this Agreement as the Global Notes, and shall be so exchanged without charge to the Fiscal Agent, DTC or the transferee. On or after any such exchange, the Fiscal Agent shall direct all payments in respect of such Certificated Notes to the registered holders thereof, including when such exchange occurred after the record date for any payment and prior to the date of such payment.

(4)

Hydro-Québec expressly acknowledges that if a Certificated Note is not promptly issued to a beneficial owner of an interest in a Global Note in accordance with the terms of this Section 5, then such beneficial owner shall be entitled to pursue any remedy under this Agreement, the Notes or applicable law with respect to the portion of the Global Note that represents such beneficial owner’s interest therein as if such Certificated Note had been issued.

(5)

If any Global Notes are, pursuant to this section, exchanged for Certificated Notes, the Fiscal Agent, or an agent duly authorized by the Fiscal Agent, shall be thereby authorized from time to time, in accordance with the provisions of the Notes and of this Section, to authenticate and deliver:

(a)

Notes in exchange for or in lieu of Notes outstanding on the Register with the same maturity and of like form which have become mutilated, defaced, destroyed, stolen or lost, provided that the applicant therefor shall have (i) paid such costs as may have been incurred in connection therewith; (ii) (in the case of a lost, stolen or destroyed Note) furnished the Fiscal Agent with such evidence (including evidence as to the serial number of the Notes in question) and indemnity in respect thereof as Hydro-Québec and the Fiscal Agent may require; and (iii) surrendered to the Fiscal Agent any mutilated or defaced Notes to be replaced; and

(b)	Notes of an authorized form and denomination in exchange for a like aggregate principal amount of Notes.

Each new Note authenticated and delivered upon any registration of transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights to interest, if any, accrued and unpaid and to accrue which were carried by the whole or such part of such latter Note, and notwithstanding anything to the contrary herein contained, such new Note shall be dated the date of the authentication of such Note.

6.	Paying Agents

(1)

The Fiscal Agent shall act as the principal paying agent for Hydro-Québec in connection with the Notes. Hydro-Québec hereby appoints Deutsche Bank AG, London Branch, as the London paying agent and London transfer agent (the “London Agent”) and may appoint any additional paying agents or transfer agents or terminate the appointment of any paying agents or transfer agents at any time except that if and for so long as the Notes are admitted to the Official List of the Financial Services Authority in its capacity as competent authority and to trading on the London Stock Exchange’s regulated market and the rules of the London Stock Exchange so require, Hydro-Québec will maintain a paying agent and transfer agent in London.

(2)

Hydro-Québec undertakes to maintain a paying agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other law implementing or complying with, or introduced in order to conform to, such Directive.

7.	Payments by Hydro-Québec to the Fiscal Agent

(1)

Hydro-Québec shall, on each date on which payment of principal or interest (and any Additional Amounts) in respect of the Notes is due and payable as specified in the Terms and Conditions of the Notes under the headings “Interest” and “Maturity, Redemption and Purchases”, transfer or cause to be transferred to the corporate trust account (not later than 10:00 a.m. New York time) in same-day funds in The City of New York, New York designated by the Fiscal Agent such amount in U.S. dollars as is necessary to make all payments due with respect to the Notes on such due date as required by the terms of the Notes and the Fiscal Agent shall apply such monies to such payment.

(2)

All monies paid to the Fiscal Agent pursuant to and for the payment of the amounts referred to in this Section 7 shall be received and held by the Fiscal Agent as agent for Hydro-Québec and shall be applied to the payment of the appropriate U.S. dollar amounts at the time and in the manner provided in this Agreement and the Notes.

(3)

All monies paid to the Fiscal Agent pursuant to this Agreement shall be held by the Fiscal Agent in a separate account, (if any) under arrangements agreed upon separately by Hydro-Québec and the Fiscal Agent, from the moment when such monies are received until the time of actual payment, for the benefit of the holders of the Notes to apply the said monies for payment of principal and interest (and any Additional Amounts) due in respect of the Notes. If for any reason the amounts paid to the Fiscal Agent pursuant to this paragraph are insufficient to satisfy all such claims for interest payable in respect of all Notes, the Fiscal Agent shall not be obliged to pay any such claims until the Fiscal Agent has received the full amount of the moneys then due and payable. The Fiscal Agent shall, to the extent permitted by law, return to Hydro-Québec any funds transferred to it for payments with respect to the Notes that are not so paid by the Fiscal Agent at the expiration of three years after the due date for payment thereof.

8.	Payment of Notes

(1)

All payments in respect of the Notes represented by the Global Notes will be made by the Fiscal Agent to the registered holder of the Global Notes as set forth in the Terms and Conditions of the Notes.

(2)

Payments of principal, interest and Additional Amounts, if any, in respect of Certificated Notes will be made by the Fiscal Agent after receipt of such payment from Hydro-Québec as provided in Section 7 and as provided in the Terms and Conditions of the Notes.

(3)

Hydro-Québec and the Guarantor shall have the right to require a holder of a Note, as a condition of payment of the principal of or interest and any Additional Amounts on a Note, to deliver to the Fiscal Agent a certificate in such form as Hydro-Québec or the Guarantor may from time to time prescribe in order to enable Hydro-Québec or the Guarantor to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which Hydro-Québec, the Guarantor or the Fiscal Agent may be required to deduct or withhold from payments in respect of such Note under any present or future law of Canada or Québec or any regulation thereunder and (ii) any reporting or other requirements under such law or regulation. Hydro-Québec and the Guarantor shall each be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation, and shall be entitled to act in accordance with such determination.

(4)

Subject to applicable law and the terms hereof, Hydro-Québec, the Guarantor, the Fiscal Agent and any other agent of Hydro-Québec, the Guarantor or the Fiscal Agent shall deem and treat the person whose name appears in the Register as the registered holder of a Note as the absolute owner thereof for all purposes whatsoever notwithstanding any notice to the contrary and any payment in U.S. dollars of or on account of the principal of and interest and any Additional Amounts on such Note shall be made only to or to the order in writing of such holder, and such payment shall be valid and effectual to discharge the liability of Hydro-Québec, the Guarantor, the Fiscal Agent, the London Agent and any other agent of Hydro-Québec, the Guarantor, the Fiscal Agent or the London Agent on such Note to the extent of the sum or sums so paid.

(5)	The registered holder of any Note shall be entitled to the payments of principal of and interest and any Additional Amounts on such Note, free from all rights of set-

off or counterclaim between Hydro-Québec, the Guarantor and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of a Note shall, after the appropriate form of transfer is lodged with the Fiscal Agent or other agent of Hydro-Québec or the Fiscal Agent for the purpose of and upon compliance with all other conditions relating thereto required by this Agreement or by any conditions contained in such Note or by law, be entitled to be entered on the Register as the owner of such Note free from all rights of set-off or counterclaim between Hydro-Québec, the Guarantor and his transferor or any previous holder thereof, save in respect to rights of which Hydro-Québec is required to take notice by statute or by order of a court of competent jurisdiction. The delivery to Hydro-Québec, the Guarantor or the Fiscal Agent by a holder of a Note or the receipt by such holder of the principal, interest and any Additional Amounts in respect of such Note shall be a good discharge to Hydro-Québec, the Guarantor and the Fiscal Agent, which shall not be bound to inquire into the title of such holder, save as ordered by a court of competent jurisdiction or as required by statute.

(6)

Where a Note is registered in more than one name, the principal and interest and any Additional Amounts from time to time payable in respect thereof shall be paid to or to the order of all the joint holders thereof, failing written instructions to the contrary from all such joint holders, and such payment shall be a valid discharge to Hydro-Québec, the Guarantor or the Fiscal Agent and to any other agent of Hydro-Québec, the Guarantor or the Fiscal Agent.

(7)

In the case of the death of one or more joint holders, the principal of and interest and any Additional Amounts on any Notes registered in their names may, notwithstanding Section 8(4), be paid to the survivor or survivors of such holders whose receipt therefor shall constitute a valid discharge to Hydro-Québec, the Guarantor or the Fiscal Agent and to any other agent of Hydro-Québec, the Guarantor or the Fiscal Agent.

9.	Cancellation of Notes

All Notes that are presented for replacement, exchange or transfer pursuant to Section 5 or repaid on maturity or upon redemption or purchased shall upon such transfer, replacement, exchange, repayment or purchase being made, be cancelled by the Fiscal Agent. The Fiscal Agent shall, as soon as reasonably possible after the date of any such transfer, replacement, exchange, repayment or purchase, furnish Hydro-Québec with a certificate or certificates stating: (i) the serial numbers and total number of Notes so transferred, replaced, exchanged, redeemed, purchased or repaid; and (ii) the amount, if any, paid in respect of such Notes. All Notes canceled and retired by the Fiscal Agent pursuant to this Section shall be destroyed from time to time in a manner consistent with the Fiscal Agent’s securities destruction policy and applicable law and upon the issuance of a certificate of destruction of the Notes, duly signed by a representative of the Fiscal Agent, to Hydro-Québec.

10.	Maturity, Redemption and Purchases

Unless previously redeemed for tax reasons as provided in the Terms and Conditions of the Notes, or purchased, the principal amount of the Notes shall be due and payable on June 30, 2016 or, if June 30, 2016 is not a Business Day, on the next following Business Day.

Upon receipt of a written notice of intention to redeem, not less than 30 days nor more than 60 days prior to the date fixed for redemption, (provided, however, that in any event written notice of redemption shall be given to the Fiscal Agent not less than 45 days prior to the date fixed for redemption) the Fiscal Agent shall cause to be given on behalf of Hydro-Québec, in accordance with the provisions under the heading “Notices” in the Terms and Conditions of the Notes, a notice of redemption stating: (i) the date fixed for redemption; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Notes to be redeemed.

Hydro-Québec may, if not in default under the Notes, at any time purchase Notes in any manner and at any price. If purchases are made by tender, tenders must be available to all holders of Notes alike.

11.	Financial Documents

For so long as any of the Notes are outstanding, (i) each of Hydro-Québec and the Guarantor, for its own part, agrees to supply, upon request, the Fiscal Agent and the London Agent with copies of all documents required to be available by any stock exchange on which the Notes are for the time being listed, (ii) Hydro-Québec agrees to supply, upon request, the Fiscal Agent and the London Agent with copies of the latest interim financial statements and annual reports of Hydro-Québec as filed on Form 18-K and (iii) the Guarantor agrees to supply, upon request, the Fiscal Agent and the London Agent with electronic recordings in PDF or other form of the Guarantor’s latest consolidated statements of revenues and expenditures and annual budget as soon as practicable after the publication thereof for inspection by holders of Notes at the Fiscal Agent’s New York Office and the London Agent’s office in London. Notwithstanding anything herein contained, the obligations of each of Hydro-Québec and the Guarantor under this Section will terminate on such date as all amounts required to be paid to the holders of Notes by Hydro-Québec under the Notes have been paid in full. The Fiscal Agent and the London Agent, subject to their being provided with electronic recordings in PDF or other form of the documents referred to above, undertake to make such documents available, upon request, to holders of Notes at the Fiscal Agent’s New York Office and the London Agent’s office in London during the term of the Notes. All financial documents of Hydro-Québec and the Guarantor referred to in this Section will also be made available from the Electronic Data Gathering, Analysis and Retrieval System, which is commonly known by the acronym EDGAR, through the Securities and Exchange Commission’s website (http://www.sec.gov).

12.	Fees and Expenses

Hydro-Québec shall pay to the Fiscal Agent, and the London Agent such fees for their respective services hereunder as are agreed upon separately by and between Hydro-Québec and the Fiscal Agent and the London Agent, respectively. The obligations of Hydro-Québec pursuant to this Section shall survive the resignation or removal of the Fiscal Agent or the London Agent, and the satisfaction or termination of this Agreement and payment of the Notes.

Hydro-Québec will also pay on demand all out-of-pocket costs and expenses (including legal expenses) not already covered separately and which are reasonably incurred and duly documented and provided to Hydro-Québec by the Fiscal Agent in connection with its services together with any applicable issue, registration, documentary or other similar duties.

13.	Further Reports

The Fiscal Agent and the London Agent will provide to Hydro-Québec and the Guarantor information regarding the financial servicing of the Notes expressed in such form as Hydro-Québec and the Guarantor may reasonably require. The Fiscal Agent or the London Agent, as the case may be, shall inform Hydro-Québec and the Guarantor promptly of any notice or other communication addressed to Hydro-Québec or the Guarantor in connection with the Notes, including any notice of any legal action or proceeding which may be brought against Hydro-Québec or the Guarantor and of which the Fiscal Agent has notice.

14.	Meetings of Holders of Notes

(1)

The Fiscal Agent shall, on receipt of a written request of Hydro-Québec or a written request signed in one or more counterparts by the holders of not less than 10% of the principal amount of the Notes then outstanding and upon being indemnified to its reasonable satisfaction by Hydro-Québec or the holders of Notes signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the holders of Notes for any lawful purpose affecting their interests. If the Fiscal Agent fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, Hydro-Québec or such holders of Notes, as the case may be, may convene such meeting. Every such meeting shall be held in The City of New York, New York or such other place as may be approved or determined by the Fiscal Agent.

(2)

At least 21 days’ notice of any meeting shall be given to the holders of Global Notes or Certificated Notes, as the case may be, in the manner provided pursuant to the provisions under the heading “Notices” in the Terms and Conditions of the Notes and a copy thereof shall be sent by post to the Fiscal Agent unless the meeting has been called by the Fiscal Agent, to Hydro-Québec unless the meeting has been called by Hydro-Québec and to the Guarantor. Such notice shall state the day, time, place and purpose of the meeting and the general nature of the business to be transacted thereat, and shall include a statement to the effect that, prior to 48 hours before the time fixed for the meeting, (i) in the limited circumstances in which Certificated Notes have been issued, those holders of Certificated Notes who deposit such Notes with the Fiscal Agent or any other person authorized for such purpose by the Fiscal Agent or Hydro-Québec or (ii) in the case of Notes being represented by a Global Note, those persons recorded in the Register, shall be entitled to obtain voting certificates for appointing proxies, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions. All notices of meetings shall contain a requirement that the Clearing Systems must notify Clearing Systems participants and, if known, owners of beneficial interests in the Global Notes of the meeting in accordance with procedures established from time to time by the Clearing Systems. The registered holders of Notes shall seek voting instructions on the matters to be raised at such meeting from the Clearing Systems participants or, if known, from the owners of beneficial interests in Notes in accordance with the applicable procedure of the Clearing Systems. For greater certainty, it is acknowledged that none of Hydro-Québec, the Fiscal Agent, any clearing agency or any intermediary or participant shall be required to comply with the time limits set out in the applicable procedure of the Clearing Systems but shall use all reasonable efforts to otherwise comply with such procedure and attempt to provide non-registered holders of Notes with meeting materials and voting rights as if such non-registered holders of Notes were registered holders thereof.

(3)

A holder of Notes may appoint any person by instrument in writing as the holder’s proxy in respect of a meeting of the holders of Notes or any adjournment of such meeting, and such proxy shall have all rights of the holder of Notes in respect of such meeting.

(4)

A person, who need not be a holder of Notes, nominated in writing by the Fiscal Agent shall be chairman of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the holders of the Notes present in person or by proxy shall choose a person present to be chairman, and, failing such choice, Hydro-Québec may appoint a chairman.

(5)

At a meeting of holders of Notes, a quorum shall consist of one or more holders of Notes present in person or by proxy who represent at least a majority in aggregate principal amount of the Notes at the time outstanding. If a quorum of the holders of Notes shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of holders of Notes, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next business day thereafter) at the same time and place unless the chairman shall appoint some other place, day or time of which not less than 7 days’ notice shall be given in the manner provided above. At any adjourned meeting called by Hydro-Québec or the Fiscal Agent one or more holders of Notes present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in aggregate principal amount of the Notes then outstanding.

(6)

The chairman of any meeting at which a quorum of the holders of Notes is present may, with the consent of the holder(s) of a majority in aggregate principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(7)

Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as hereinafter defined) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairman or demanded by a show of hands by one or more holders of Notes acting in person or by proxy and holding at least 2% in aggregate principal amount of the Notes then outstanding, a poll shall be taken in such manner as the chairman shall direct.

(8)

On a poll each holder of Notes present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each US$1,000, or its equivalent, principal amount of Notes then held by such holder. A proxy need not be a holder of Notes. In the case of Notes held jointly, any one of the joint holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each US$1,000, or its equivalent, principal amount of Notes of which they are joint holders.

(9)

Hydro-Québec, the Fiscal Agent and the Guarantor, by their respective officers, directors and representatives, and the legal advisors of Hydro-Québec, the Fiscal Agent and the Guarantor, may attend any meeting of the holders of Notes, but shall have no vote as such.

(10)

Subject to Section 16 hereof, in addition to all other powers conferred upon them by any other provision of this Agreement or by law, holders of Notes at a meeting shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:

(a)	power to confirm any modification or amendment of this Agreement or the terms and conditions of the Notes proposed by Hydro-Québec;

(b)

power to direct or authorize the Fiscal Agent to exercise any power, right, remedy or authority given to it by this Agreement or the Notes in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(c)

power to waive and direct the Fiscal Agent to waive any default on the part of Hydro-Québec in complying with any provisions of this Agreement or the Notes or to waive and direct the Fiscal Agent to waive future compliance with any provision or provisions of this Agreement or the Notes; and

(d)	power to repeal, modify or amend any Extraordinary Resolution previously passed by the holders of Notes;

provided, however, that no such modification nor amendment to this Agreement or to the terms and conditions of the Notes or any other action taken may, without the consent of the holder of each such Note affected thereby: (i) change the stated maturity or interest payment date of any such Note; (ii) reduce the principal amount of or rate of interest on any such Note; (iii) change the currency of payment of any such Note; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to such Note or the Guarantee; (v) reduce the percentage of the holders of Notes necessary to modify or amend this Agreement or the terms and conditions of the Notes or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Notes; or (vi) reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

(11)

All actions that may be taken and all powers that may be exercised by the holders of Notes at a meeting held as hereinbefore provided may also be taken and exercised by the holders of not less than 66 2/3 percent of the aggregate principal amount of the Notes at the time outstanding by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Agreement shall include an instrument so signed.

(12)

The term “Extraordinary Resolution” means a resolution proposed to be passed at a meeting of holders of Notes duly convened for the purpose and held in accordance with the provisions of this Agreement, and passed by the affirmative vote of the holders of not less than 66 2/3 percent of the aggregate principal amount of Notes represented at the meeting in person or by proxy, or as an instrument in writing signed by the holders of not less than 66 2/3 percent of the aggregate principal amount of the outstanding Notes.

(13)

Minutes of all resolutions and proceedings at every meeting of holders of Notes held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Fiscal Agent at the expense of Hydro-Québec and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of the holders of Notes, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

(14)

Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of holders of Notes shall be binding upon all the holders of Notes, whether present at or absent from such meeting, and every instrument in writing signed by holders of Notes in accordance with Subsection 14(11) of this Agreement shall be binding upon all the holders of Notes (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Fiscal Agent shall be bound to give effect accordingly to every such Extraordinary Resolution.

(15)	The Fiscal Agent, or Hydro-Québec with the approval of the Fiscal Agent, may from time to time make and from time to time vary such regulations as it shall deem fit:

(a)

for the deposit of instruments appointing proxies at such place as the Fiscal Agent, Hydro-Québec or the holders of Notes convening a meeting, as the case may be, may in the notice convening such meeting direct;

(b)

for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or sent by any other means of recorded communication before the meeting to Hydro-Québec or to the Fiscal Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of holders of Notes shall be the holders thereof or their duly appointed proxies.

(16)

The powers and any combination of the powers in this Agreement stated to be exercisable by the holders of Notes by Extraordinary Resolution may be exercised from time to time and the exercise of any one or more such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the holders of Notes to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

15.	Indemnities

(1)

Hydro-Québec agrees to indemnify and hold harmless each of the Fiscal Agent and the London Agent and their respective officers, directors, employees, representatives and agents against all claims, actions, demands, damages, costs and losses (including all reasonable legal fees and expenses) arising out of or relating to (a) in the case of the Fiscal Agent, its duties as fiscal agent, registrar, transfer agent and principal paying agent, or (b) in the case of the London Agent, its duties as London paying agent and London transfer agent, in each case of clause (a) and (b) with respect to the Notes, except such as may result from the Fiscal Agent or the London Agent’s, as applicable, gross negligence, wilful misconduct or bad faith.

(2)	This Section 15 shall survive the payment in full of all obligations of the Notes, whether by redemption, repayment or otherwise and the resignation or removal of the Fiscal Agent or the London Agent.

16.	Modifications

This Agreement and the Notes may be amended by Hydro-Québec, the Guarantor and the Fiscal Agent without notice to or the consent of the holders of Notes, for the purpose of (i) curing any ambiguity, (ii) curing, correcting or supplementing any defective provisions contained herein, (iii) effecting the issue of further Notes of Hydro-Québec pursuant to Section 19 or (iv) in any other manner in which Hydro-Québec, the Guarantor and the Fiscal Agent, acting on the advice of independent counsel, may deem necessary or desirable, which will not be inconsistent with this Agreement or the Notes and which, in the reasonable opinion of Hydro-Québec, the Guarantor and the Fiscal Agent, will not adversely affect the interest of the holders of Notes.

This Agreement may also be amended by Extraordinary Resolution of the holders of the Notes as specified in Section 14 of this Agreement and in the Terms and Conditions of the Notes under the heading “Modifications.”

No amendment may be made to this Agreement which would in any way alter, amend or change the duties, responsibilities, obligations of or the protections afforded to the London Agent from those set out in this Agreement as at the date of this Agreement without the prior written consent of the London Agent.

17.	The Fiscal Agent

The duties, responsibilities and obligations of Fiscal Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Fiscal Agent. The Fiscal Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(1)

Subject to Subsection 7(3), in acting under this Agreement and in connection with the Notes, the Fiscal Agent and the London Agent are acting solely as agents of Hydro-Québec and do not assume any obligation or relationship of agency, administration of the property of others or trust with any of the holders of Notes, except that all amounts received and held by the Fiscal Agent and the London Agent for payment in respect of the Notes shall be held in trust for the holders of the Notes in a separate account or accounts for payment to the holders of Notes as provided herein.

(2)	The Fiscal Agent and the London Agent may consult with legal counsel and shall be protected and shall incur no liability for action taken or not taken, or suffered to be taken or not taken, with respect to all legal matters upon which they have received advice from their respective counsel in good faith and in accordance with the opinions and advice of such counsel.

(3)

The Fiscal Agent and the London Agent and their respective officers, directors and employees may become the owners of, or acquire an interest in, any Notes, with the same rights that they would have if the Fiscal Agent or the London Agent was not acting as agent hereunder, and may engage or be interested in any financial or other transaction with Hydro-Québec, and may act on behalf of, or as a depositary, trustee or agent for, any committee or body of holders of Notes or holders of other obligations of Hydro-Québec as freely as if the Fiscal Agent or the London Agent was not acting as agent hereunder.

(4)

The Fiscal Agent and the London Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, facsimile transmission or other paper or document believed by them to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties and in particular, may rely and shall be protected in acting on the basis of any such notice which is given in accordance with the provisions hereof.

18.	Resignation or Replacement of Fiscal Agent and London Agent

(1)

Hydro-Québec agrees that there shall at all times be (a) a registrar, fiscal agent, transfer agent and principal paying agent hereunder and (b) subject to Section 6 of this Agreement, a London paying agent and London transfer agent, in each case, until (i) all of the Notes authenticated and delivered hereunder shall have been delivered to the Fiscal Agent for cancellation or become due and payable, and moneys sufficient to pay the principal of and interest on such Notes shall have been made available for payment and either paid or returned to Hydro-Québec as provided herein or (ii) Hydro-Québec having established to the satisfaction of the Fiscal Agent and the London Agent that Hydro-Québec may avail itself of defenses under all relevant laws for the prescription of actions in respect of any outstanding Notes.

(2)

The Fiscal Agent and the London Agent may resign at any time by sending at least 90 days’ written notice by registered mail to Hydro-Québec and the Guarantor. Upon receipt of such notice, Hydro-Québec shall appoint another financial institution or institutions as successor registrar, fiscal agent, transfer agent and principal paying agent (the “Successor Fiscal Agent”), or as successor London paying agent and London transfer agent (the “Successor London Agent”), as applicable, under this Agreement. Subject to the provisions hereof, Hydro-Québec may terminate the appointment of the Fiscal Agent as registrar, fiscal agent, transfer agent and principal paying agent, or terminate the appointment of the London Agent as London paying agent and London transfer agent, and appoint another financial institution or institutions as Successor Fiscal Agent or Successor London Agent, as applicable, under this Agreement; provided that it give the Fiscal Agent or the London Agent, as applicable, not less than 90 days’ written notice of termination. Neither the resignation nor the termination of the appointment of the Fiscal Agent as registrar, fiscal agent, transfer agent and principal paying agent or the London Agent as London paying agent and London transfer agent shall take effect until the appointment of the Successor Fiscal Agent or Successor London Agent, as applicable, becomes effective. If Hydro-Québec is unable to agree upon a Successor Fiscal Agent or Successor London Agent within thirty (30) days after such notice, the Fiscal Agent or London Agent may apply to a court of competent jurisdiction for the appointment of a Successor Fiscal Agent or Successor London Agent or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Fiscal Agent or London Agent in connection with such proceeding shall be paid by Hydro-Québec. On the effective date of the resignation of the Fiscal Agent or the London Agent or of the termination of its appointment as registrar, fiscal agent, transfer agent and principal paying agent or as London paying agent and London transfer agent, as applicable, the Fiscal Agent or the London Agent, as applicable, shall deliver to its successor all funds, securities and other property of Hydro-Québec then on deposit with or held by it to the extent such funds, securities and other property relate to the appointment being transferred and all documents relating to the Notes to the extent such documents relate to the appointment being transferred, and Hydro-Québec shall pay to the Fiscal Agent or the London Agent, as applicable, all amounts owed by Hydro-Québec to such agent, pursuant to this Agreement up to the said effective date. After the resignation or removal of the Fiscal Agent or London Agent, the provisions of Section 17 hereof shall inure to its benefit as to any action taken or omitted to be taken by it while it was the Fiscal Agent or London Agent, as applicable, hereunder.

(3)

If the Fiscal Agent or London Agent shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing of its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed or if any public officer shall have taken charge or control of it or of its property or affairs, for the purposes of rehabilitation, conservation or liquidation, a Successor Fiscal Agent or a Successor London Agent, as applicable, shall be appointed by Hydro-Québec. Upon such an appointment of a Successor Fiscal Agent or a Successor London Agent, the Fiscal Agent or the London Agent, as applicable, shall cease to be a registrar, fiscal agent, transfer agent and principal paying agent, or a London paying agent and London transfer agent, as applicable, hereunder whether or not notice of such termination shall have been given. If no Successor Fiscal Agent or Successor London Agent shall have been appointed by Hydro-Québec, any holder of a Note, on behalf of itself and all other holders of a Note, or the Fiscal Agent or the London Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a Successor Fiscal Agent or a Successor London Agent, as applicable.

(4)

Any Successor Fiscal Agent or Successor London Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to Hydro-Québec an instrument accepting such appointment hereunder, and thereupon such Successor Fiscal Agent or Successor London Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor, with like effect as if originally named as the Fiscal Agent or London Agent, as applicable, hereunder. Hydro-Québec will give prompt written notice to each other agent named pursuant to Section 2 hereof of the appointment of a Successor Fiscal Agent or Successor London Agent and shall give notice to holders of the Notes.

(5)

Any corporation or bank into which the Fiscal Agent or the London Agent may be merged or converted or any corporation or bank with which the Fiscal Agent or the London Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent or the London Agent shall be a party, or any corporation or bank to which the Fiscal Agent or the London Agent shall sell or otherwise transfer all or substantially all of its corporate trust business shall be a Successor Fiscal Agent or Successor London Agent, as applicable, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Successor Fiscal Agent or Successor London Agent shall be qualified as elsewhere provided in this Agreement.

19.	Further Issues

Hydro-Québec may from time to time, without notice to or consent of the holders of the Notes, create and issue further notes ranking equally with the Notes in all respects (or in all respects save for the first payment of interest on such further notes) so that such further notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes. Any further notes shall be issued pursuant to an agreement supplemental to or amending this Agreement.

20.	Prescription

Under Québec law, an action to enforce a right to payment under the Notes may be prescribed if it is not exercised within three years of the date the payment is due.

21.	General

(1)

Any notice pursuant to this Agreement shall be in writing in English and deemed to have been duly given upon the dispatch of such notice by registered mail or telecopier (to be confirmed in writing by registered mail), addressed to (a) Hydro-Québec, (b) the Guarantor, (c) the Fiscal Agent or (d) the London Agent, as follows:

Hydro-Québec:

Hydro-Québec

75 René-Lévesque Boulevard West

6th Floor

Montréal (Québec)

CANADA H2Z 1A4

Attention: Director – Structured Financing and Documentation

Telecopier No: (514) 289-5143

Telephone No: (514) 289-2210

the Guarantor:

Québec

Ministère des Finances

Direction du financement des organismes publics et de la

documentation financière

12, rue Saint-Louis

Québec (Québec)

CANADA G1R 5L3

Attention: La directrice principale

Telecopier No: (418) 643-4700

Telephone No: (418) 643-8141

Fiscal Agent:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 27th Floor

MS: NYC60-2710

New York, New York 10005

Attention: Corporates Team Deal Manager – Hydro-Québec

Fax No: (732) 578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn: Corporates Team Deal Manager – Hydro-Québec

Fax: 732 578-4635

London Agent:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

Attention:Trust & Securities Services

Fax No: +44 (0) 207 547 6149

Telephone No: +44 (0) 207 547 0308

or to any other address or number of which either of the parties shall have notified the other in writing in accordance with this provision.

(2)	THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF QUÉBEC AND THE LAWS OF CANADA APPLICABLE THEREIN.

Hydro-Québec and the Guarantor hereby irrevocably consent to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making or enforcement of any order or judgment) made or given in connection with any proceedings arising out of or in connection with this Agreement and the Notes.

Hydro-Québec and the Guarantor hereby appoint the person from time to time who holds the position of Delegate General of Québec in New York, One Rockefeller Plaza, 26th floor, New York, New York, 10020-2102, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any action by the Fiscal Agent or the holder of any Note and based upon this Agreement, the Notes or the Guarantee which may be instituted in any State or Federal court in The City of New York, and expressly accept the non-exclusive jurisdiction of any such court in respect of such action. Hydro-Québec and the Guarantor hereby irrevocably waive any immunity to service of process in respect of any such action to which the Authorized Agent might otherwise be entitled. Such appointment shall be irrevocable as long as any of the Notes remain outstanding, except that, if for any reason the Authorized Agent ceases to be able to act as agent or no longer has an address in The City of New York, Hydro-Québec and the Guarantor will appoint another person or persons in The City of New York, selected in their discretion, as Authorized Agent(s). Hydro-Québec and the Guarantor will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent, together with written notice of such service mailed or delivered to Hydro-Québec and to the Guarantor at their respective addresses set forth in Section 21(1), shall be deemed in every respect effective service of process upon Hydro-Québec and the Guarantor. Notwithstanding the foregoing, any action by the Fiscal Agent or the holder of any Note and based upon this Agreement, the Notes or the Guarantee may be instituted in any competent court in Québec. Each of Hydro-Québec and the Guarantor hereby waives, to the fullest extent permitted by applicable law, any immunity to jurisdiction to which it might otherwise be entitled in any action based on this Agreement, the Notes or the Guarantee which may be instituted as provided in this clause in any State or Federal court in The City of New York or in any competent court in Québec.

(3)

To help the government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person establishing a relationship or opening an account with Deutsche Bank Trust Company Americas. What this means: Deutsche Bank Trust Company Americas will ask for the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

(4)

The Fiscal Agent and London Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Fiscal Agent and London Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility) except if such liability arises from their gross negligence, wilful misconduct or bad faith.

(5)	This Agreement shall extend to and enure to the benefit of and be binding upon Hydro-Québec, the Guarantor, the Fiscal Agent and the London Agent and their respective successors and assigns.

(6)

This Agreement may be executed in separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original. Such counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been executed in New York as of the date first above written.

HYDRO-QUÉBEC

/s/ STÉPHANE PÉPIN Authorized Representative

/s/ CHRISTIAN BEAUDET Authorized Representative

QUÉBEC

/s/ CHRISTIAN BEAUDET Authorized Representative

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ LINDA REALE Authorized Officer

/s/ CAROL NG Authorized Officer

DEUTSCHE BANK AG, LONDON BRANCH

/s/ STUART HARDING Authorized Officer

/s/ ROBERT BEBB Authorized Officer

SCHEDULE A

FORM OF GLOBAL NOTE

Unless this Global Note is presented by an authorized representative of The Depository Trust Company, 55 Water Street, New York, New York, a New York corporation (“DTC”), to Hydro-Québec or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series [ ]	Certificate No. [ ]

CUSIP [ ]

HYDRO-QUÉBEC

[     ]% Notes Series [     ]

due [     ]

Guaranteed irrevocably and unconditionally by Québec

This Global Note, registered in the name of Cede & Co., as nominee of DTC (the “Global Note”), is a permanent Global Note in respect of the duly authorized issue of notes referred to above (the “Notes”) of Hydro-Québec, a body corporate validly existing under the Hydro-Québec Act, (Revised Statutes of Québec, Chapter H-5), payment of which is irrevocably and unconditionally guaranteed subject to the guarantee given by Québec (the “Guarantee”), as guarantor (the “Guarantor”), and which is issued pursuant to a fiscal agency agreement, dated as of [ ], among Hydro-Québec, the Guarantor, Deutsche Bank Trust Company Americas as registrar, fiscal agent, transfer agent and principal paying agent (the “Fiscal Agent” which term includes any successor registrar, fiscal agent, transfer agent and principal paying agent under the Fiscal Agency Agreement) and Deutsche Bank AG, London Branch as London paying agent and London transfer agent (the “London Agent” which term includes any successor London paying agent and London transfer agent under the Fiscal Agency Agreement), as such agreement may be supplemented or amended, as the case may be (the “Fiscal Agency Agreement”). This Global Note or any other Global Note in this form and so registered may also represent any further notes which Hydro-Québec may issue, from time to time, pursuant to the Terms and Conditions hereof and Section 19 of the Fiscal Agency Agreement. In the event such further notes are issued, the word “Notes” as defined above shall be deemed to also refer to such further notes.

This Global Note and all the rights of the holder hereof are expressly subject to the Fiscal Agency Agreement, and this Global Note and the Fiscal Agency Agreement constitute a contract to all of the terms and conditions of which the holder by acceptance hereof assents, is bound by and is deemed to have notice of. All defined terms unless defined herein have the meaning ascribed to them in the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are available for inspection at the principal office of the Fiscal Agent and the London Agent and from the Electronic Data Gathering, Analysis and Retrieval System, which is commonly known by the acronym EDGAR, through the Securities and Exchange Commission’s website (http://www.sec.gov).

This is a fully registered Global Note without coupons attached. In certain limited circumstances, as described in Section 5 of the Fiscal Agency Agreement, it is exchangeable in whole or in part, at the office of the Fiscal Agent, for Certificated Notes.

FOR VALUE RECEIVED, Hydro-Québec hereby promises to pay to Cede & Co. or its registered assigns in the manner hereinafter mentioned on [     ] (or on such earlier date as the Principal Amount (as hereinafter defined) may become payable in accordance with the terms hereof) the principal sum set forth in Schedule I hereto from time to time (the “Principal Amount”) in lawful money of the United States of America on presentation and surrender of this Global Note, and to pay interest in arrears on the said Principal Amount at the rate of [    ]% per annum, from [     ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in [two equal semi-annual] installments on [     ] and [     ] in each year (each an “Interest Payment Date”), commencing [     ], until the Principal Amount is paid in full or duly made available for payment, in each case together with such further sum, if any, as may be payable by way of Additional Amounts in accordance with the provisions set forth herein and should Hydro-Québec at any time default in the payment of any of the Principal Amount or interest on this Global Note or any Additional Amounts, to pay interest on the amount in default (before as well as after judgment) at the same rate, in like money, on the same dates. References herein to principal and interest in respect of this Global Note or the Certificated Notes shall be deemed also to refer to any Additional Amounts which may be payable concurrently therewith, unless the context otherwise requires. Interest will cease to accrue on this Global Note on [    ], subject to a change of such date as hereinabove mentioned (or on such earlier date as the Principal Amount may become payable in accordance with the terms hereof), unless, upon due presentation of this Global Note, payment of the Principal Amount or any Additional Amounts is improperly withheld or refused.

This Global Note shall not become valid and obligatory for any purpose unless and until this Global Note has been authenticated by the Fiscal Agent or its authorized representative.

TERMS AND CONDITIONS

Status of the Notes and Guarantee

The Notes will be the direct, unsecured and unconditional obligations of Hydro-Québec. The Notes will rank equally among themselves and with all other unsecured debt securities issued by Hydro-Québec and outstanding at the date hereof or thereafter.

The Guarantor will irrevocably and unconditionally guarantee the due and punctual payment of the principal of and interest and any Additional Amounts on the Notes upon default in payment by Hydro-Québec, when and as the same shall respectively become due and payable, at maturity, upon call for redemption prior to maturity, by acceleration or otherwise. The Guarantee will be endorsed on the certificates representing the Notes. Any funds required for the Guarantee shall be taken out of the Consolidated Revenue Fund of Québec. The Guarantee will be a direct, unconditional and unsecured obligation of the Guarantor and will rank equally in right of payment with all other unsecured obligations for borrowed money of the Guarantor outstanding at the date hereof or in the future.

Form, Denomination and Registration

The Notes will be issued in the form of one or more fully registered Global Notes registered in the name of Cede & Co., as nominee of DTC, and held by Deutsche Bank Trust Company Americas, as custodian for DTC (the “Custodian”). Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of owners of such beneficial interests as direct and indirect participants in DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme (collectively, the “Clearing Systems”). The Clearing Systems will be responsible for establishing and maintaining book-entry accounts for their participants having interests in the Notes. None of Hydro-Québec, the Guarantor or the Fiscal Agent will have any responsibility or liability for any aspect of the records of the Clearing Systems relating to or payments made by such Clearing Systems on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records of such Clearing Systems relevant to such beneficial interests. Owners of beneficial interests in Notes will not, except in limited circumstances described herein, be entitled to receive certificates representing Notes (“Certificated Notes”) or to have Notes registered in their names, and will not be considered holders thereof under the Fiscal Agency Agreement.

The Notes will only be sold in denominations of US$1,000 or integral multiples thereof.

The Fiscal Agent will be responsible for (i) maintaining a record of the aggregate holdings of Notes, (ii) ensuring that payments of principal and interest in respect of the Notes received by the Fiscal Agent from Hydro-Québec are duly credited to DTC, and (iii) transmitting to Hydro-Québec any notices from owners of beneficial interests in Notes. The Fiscal Agent will not impose any fees in respect of the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, owners of beneficial interests in Notes may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such Notes are held with the Clearing Systems.

Certificated Notes

No owner of a beneficial interest in a Note will be entitled to receive a Certificated Note in definitive form except in the limited circumstances described herein.

Hydro-Québec will issue or cause to be issued Certificated Notes upon registration of, transfer of, or in exchange for Notes represented by this Global Note if DTC (i) notifies Hydro-Québec that it is unwilling or unable to continue as depositary in connection with the Global Notes or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depositary is not appointed by Hydro-Québec within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (ii) acting on direct or indirect instructions of one or more registered holders of this Global Note or any beneficial owner of an interest in this Global Note, requests in writing from Hydro-Québec the exchange, in whole or in part, of this Global Note for Certificated Notes, but only after an event of default entitling the registered holders to give Hydro-Québec written notice that such holders elect to declare the principal amount of the Notes held by them and represented by this Global Note to be due and payable has occurred and is continuing; provided that if DTC is unwilling or does not promptly make such request to Hydro-Québec, then any beneficial owner of an interest in this Global Note shall be entitled to make such request with respect to such interest. Hydro-Québec may also at any time and in its sole discretion notify the Fiscal Agent that all of the Notes held in the form of the Global Notes are to be exchanged for Certificated Notes and, in such event, Hydro-Québec will issue or cause to be issued Certificated Notes upon registration of, transfer of, or in exchange for such Global Notes. A publication will be made in accordance with “Notices” below describing how payments on Certificated Notes will be made.

In respect of any such issuance of Certificated Notes, (i) Hydro-Québec shall promptly provide the Fiscal Agent with a sufficient number of Certificated Notes in blank form to proceed with such issuance, (ii) DTC shall cause this Global Note to be delivered to the Fiscal Agent and provide the Fiscal Agent with the necessary registration information for such Certificated Notes, (iii) the Fiscal Agent shall authenticate and deliver such Certificated Notes in an aggregate principal amount equal to the principal amount of this Global Note to be exchanged for such Certificated Notes, (iv) the Fiscal Agent shall cancel this Global Note and in the case of a partial exchange, issue and deliver to or to the order of DTC a new Global Note equal to the unexchanged portion of this Global Note partially exchanged for Certificated Notes and (v) the Fiscal Agent shall reduce accordingly the holdings of the registered holder on the Register. Such Certificated Notes shall be delivered as directed by the persons in whose names such Certificated Notes are to be registered. All Notes represented by Certificated Notes issued upon any such issuance in exchange for the Notes represented by this Global Note shall have the Guarantee of the Guarantor endorsed thereon (which Guarantee shall be a valid obligation of the Guarantor), shall be a valid obligation of Hydro-Québec, shall be entitled to the same benefits under the Fiscal Agency Agreement as the Global Notes, and shall be so exchanged without charge to the Fiscal Agent, DTC or the transferee. On or after any such exchange, the Fiscal Agent shall direct all payments in respect of such Certificated Notes to the registered holders thereof, including when such exchange occurred after the record date for any payment and prior to the date of such payment.

Hydro-Québec expressly acknowledges that if a Certificated Note is not promptly issued to a beneficial owner of an interest in this Global Note as contemplated herein, then such beneficial owner shall be entitled to pursue any remedy under the Fiscal Agency Agreement, the Notes or applicable law with respect to the portion of this Global Note that represents such beneficial owner’s interest therein as if such Certificated Note had been issued.

Title

Subject to applicable law and the terms of the Fiscal Agency Agreement, Hydro-Québec, the Guarantor and the Fiscal Agent will deem and treat the persons in whose name the Global Notes are registered, initially Cede & Co., as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary. All payments to or on the order of the registered holders shall be valid and effectual to discharge the liability of Hydro-Québec, the Guarantor, the Fiscal Agent and the London Agent on the Notes to the extent of the sum or sums so paid.

Interest

The Notes will bear interest from [    ] at a rate of [    ]% per annum, payable in [two equal semi-annual] installments in arrears on [     ] and [    ], commencing [                    ]. Interest on the Notes will cease to accrue on the date fixed for redemption or repayment unless, upon due presentation of the Notes, payment of principal is improperly withheld or refused.

Whenever it is necessary to compute any amount of interest in respect of the Notes, other than with respect to regular [semi-annual] payments, such interest shall be calculated on the basis of a 360-day year of twelve 30-day months. The rate of interest specified in the Notes is a nominal rate and all interest payments and computations are to be made without allowances or deductions for deemed reinvestment.

For purposes of disclosure pursuant to the Interest Act (Canada), the rate of interest payable on any basis other than a full calendar year may be determined by multiplying the applicable annual interest rate by a fraction the numerator of which is the actual number of days in the period for which interest is payable and the denominator of which is 365 days or 366 days, as the case may be.

Payments

Principal of and interest and any Additional Amounts on the Notes are payable by Hydro-Québec in lawful money of the United States of America (“U.S. dollars”, “US$” or “$”) to the person registered at the close of business on the relevant record date in the register held by the Fiscal Agent. The Fiscal Agent will act as Hydro-Québec’s principal paying agent for the Notes pursuant to the Fiscal Agency Agreement.

If any date for payment in respect of any Notes is not a Business Day, the holder thereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. In this paragraph, “Business Day” means a day on which banking institutions in The City of New York and in any other applicable place of payment are not authorized or obligated by law or executive order to be closed.1

1 NTD: to conform to the final prospectus supplement.

Record Date

The record date for purposes of payments of principal of and interest and Additional Amounts, if any, on the Notes will be as of 5:00 p.m., New York City time, on the fourteenth calendar day preceding the maturity date or any interest payment date, as applicable. Ownership positions within each Clearing System will be determined in accordance with the normal conventions observed by such system.

Payment of Additional Amounts

All payments of principal and interest by Hydro-Québec or the Guarantor will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of the Government of Canada or any province, territory or political division thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or charges is required by law or by interpretation or administration thereof. In that event, Hydro-Québec or the Guarantor will, subject to Hydro-Québec’s redemption rights pursuant to the Fiscal Agency Agreement and the Notes, pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder after such withholding or deduction shall equal the respective amounts of principal or interest which would have been receivable in respect of the Notes or the Guarantee in the absence of such withholding or deduction, except that no such Additional Amount shall be payable with respect to any Note or Guarantee:

(i)       to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or charges in respect of such Note or Guarantee by reason of that person having some connection with Canada other than the mere holding or use outside Canada, or ownership as a non-resident of Canada, of such Note; or

(ii)       presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on or before such thirtieth day; or

(iii)       where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)       presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the European Union.

As used herein, “Relevant Date” means:

(A)       the date on which such payment first becomes due; or

(B)       if the full amount of the moneys payable has not been received by the Fiscal Agent on or prior to such date, the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders of the Notes or the Guarantee in accordance with the notice procedures set forth in the provisions of the heading “Notices” below.

Maturity, Redemption and Purchases

Unless previously redeemed for tax reasons as provided below, or purchased, the Principal Amount (at par) of the Notes shall be due and payable on [                    ].

If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, which change or amendment shall have become effective after [                    ], 2011 it is determined by Hydro-Québec or the Guarantor that Hydro-Québec or the Guarantor, as the case may be, would be required at, or at any time prior to, maturity of the Notes to pay Additional Amounts as described above under the heading “Payment of Additional Amounts”, the Notes may be redeemed in whole but not in part at the option of Hydro-Québec on not less than 30 days’, nor more than 60 days’ published notice in accordance with the provisions of the heading “Notices” below, at the principal amount thereof together with accrued interest.

Hydro-Québec may, if not in default under the Notes, purchase Notes at any time, in any manner and at any price. If purchases are made by tender, tenders must be available to all holders of Notes alike.

Modifications

The Fiscal Agency Agreement and the Notes may be amended by Hydro-Québec, the Guarantor and the Fiscal Agent without notice to or the consent of the holder of any Note, for the purpose of (i) curing any ambiguity, (ii) curing, correcting or supplementing any defective provisions contained therein, (iii) effecting the issue of further notes as described below under “Further Issues” or (iv) in any other manner which Hydro-Québec, the Guarantor and the Fiscal Agent, acting on the advice of independent counsel, may deem necessary or desirable and which will not be inconsistent with the Notes and which, in the reasonable opinion of Hydro-Québec, the Guarantor and the Fiscal Agent, will not adversely affect the interest of the holders of Notes.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Notes to modify or amend by Extraordinary Resolution the Fiscal Agency Agreement (except as provided in the immediately preceding paragraph) and the Notes (including the terms and conditions thereof) or waive future compliance therewith or past default thereon by Hydro-Québec. An Extraordinary Resolution duly passed at any such meeting shall be binding on all holders of Notes, whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Notes or any other action taken may, without the consent of the holder of each such Note affected thereby, (i) change the stated maturity or interest payment date of any such Note, (ii) reduce the principal amount of or rate of interest on any such Note, (iii) change the currency of payment of any such Note, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to such Note or the Guarantee, (v) reduce the percentage of the holders of Notes necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Notes or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Notes, or (vi) reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

No amendment may be made to the Fiscal Agency Agreement or the Notes which would in any way alter, amend or change the duties, responsibilities, obligations of or the protections afforded to the London Agent from those set out in the Fiscal Agency Agreement as at the date of the Fiscal Agency Agreement and the Notes as at the date of the Notes without the prior written consent of the London Agent.

Governing Law

The Fiscal Agency Agreement, the Notes and the Guarantee shall be construed in accordance with and governed by the laws of Québec and the laws of Canada applicable in Québec.

Each of Hydro-Québec and the Guarantor irrevocably consents to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making or enforcement of any order or judgment) made or given in connection with any proceedings arising out of or in connection with the Fiscal Agency Agreement, the Notes and the Guarantee.

Events of Default

In the event that (a) Hydro-Québec shall default in the payment of any principal of or interest or Additional Amounts, if any, on the Notes, as the same shall become due and payable, and such default shall continue for a period of 30 days or (b) default shall be made in the due performance or observance by Hydro-Québec of any covenant or agreement contained in the Notes, other than the payment of principal, interest or Additional Amounts, or in the Fiscal Agency Agreement, and such default shall continue for a period of 60 days or (c) Hydro-Québec shall default in the payment of any principal of or premium, if any, or interest or any Additional Amounts on any indebtedness (direct or under a guarantee) for borrowed money, other than the Notes, as the same shall become due and payable, and such default shall continue for a period of 30 days, provided that the foregoing shall not be taken into account so long as the aggregate principal amount of all such indebtedness (direct or under a guarantee) for borrowed money with respect to which the foregoing has occurred does not exceed US$50,000,000 (or its equivalent in other currencies), then at any time thereafter and during continuance of such default, the registered holder of any Note (or its proxy) may deliver or cause to be delivered to Hydro-Québec at Direction-Financement structuré et documentation financière, 75 René-Lévesque Boulevard West, Sixth Floor, Montréal, Québec, Canada H2Z 1A4, a written notice that such registered holder elects to declare the principal amount of the Notes held by him (the serial number or numbers of the Notes which represent such Notes and the principal amount of the Notes owned by him and the subject of such declaration being set forth in such notice) to be due and payable and, in the cases falling within either (a) or (c) above, on the fifteenth day after delivery of such notice, or, in the cases falling within (b) above, on the thirtieth day after delivery of such notice, the principal of the Notes referred to in such notice plus accrued interest thereon shall become due and payable, unless prior to that time all such defaults theretofore existing shall have been cured.

Notices

All notices to the holders will be valid (i) in the case of Certificated Notes, if sent by first class mail (or equivalent) or, if posted to an overseas address, by airmail, or if delivered, to each holder (or the first named of joint holders) at each such holder’s address as it appears in the Register held by the Fiscal Agent, (ii) in the case of Notes represented by a Global Note, if delivered to DTC for communication by it to the persons shown in its records as having interests therein and (iii) in either case, if and so long as the Notes are admitted to trading on, and listed on any stock exchange or are admitted to trading by another relevant authority, if in accordance with the rules and regulations of the relevant stock exchange or other relevant authority. Any such notice shall be deemed to have been given on the date of such delivery (or, if delivered more than once or on different dates, on the first date on which delivery is made) or, in the case of mailing, on the fourth weekday following such mailing.

Further Issues

Hydro-Québec may from time to time without the consent of the holders of the Notes create and issue further notes ranking equally in all respects (or in all respects save for the first payment of interest on such further notes), and such further notes shall be consolidated and form a single series with the outstanding Notes. Any further notes forming a single series, with the outstanding Notes shall be issued with the benefit of, and subject to an agreement supplemental to, the Fiscal Agency Agreement.

Prescription

Under Québec law, an action to enforce a right to payment under the Notes may be prescribed if it is not exercised within three years of the date the payment is due.

IN WITNESS WHEREOF, HYDRO-QUÉBEC has caused this Global Note to be signed by its duly authorized Representative as of [     ] in New York, New York.

HYDRO-QUÉBEC

By:
Authorized Representative

And:
Authorized Representative

Authenticated by:

DEUTSCHE BANK TRUST COMPANY AMERICAS

(as Fiscal Agent)

By:
Authorized Officer

Authentication Date:

GUARANTEE BY QUÉBEC

By virtue of the powers conferred by the Parlement du Québec and of the authorization of the Gouvernement du Québec by an Order in Council dated [    ], Québec hereby irrevocably and unconditionally guarantees to the registered holder of this Global Note and pledges its full faith and credit for the due and punctual payment, upon default in payment by Hydro-Québec, of the principal of this Global Note and the interest thereon together with Additional Amounts, if any, as and when the same shall respectively become due and payable (without taking into account any applicable grace period or notice period set out in the terms and conditions of the Notes), whether at stated maturity or upon previous call for redemption or by acceleration or otherwise; and hereby expressly waives the benefits of discussion and division and any prior notice or protest to, demand upon or action against Hydro-Québec or Québec.

This Guarantee shall be construed in accordance with and governed by the laws of Québec and the laws of Canada applicable therein.

Québec irrevocably consents to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making or enforcement of any order or judgment) made or given in connection with any proceedings arising out of or in connection with this Guarantee.

Dated the [     ] day of [     ].

Executed on behalf of Québec in New York, New York.

Delegate General of Québec in New York

SCHEDULE ONE TO THE GLOBAL NOTE NO.

HYDRO-QUÉBEC

[     ]% Global Notes Series [     ] due [     ]

Initial Principal Amount	Additional Principal Amount	Aggregate Principal Amount	Authorization

US$	US$	US$

	US$	US$

	US$	US$